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EXHIBIT 8 (i)

                             PARTICIPATION AGREEMENT

                                      AMONG

                        PIONEER VARIABLE CONTRACTS TRUST

                       OM FINANCIAL LIFE INSURANCE COMPANY

                       PIONEER INVESTMENT MANAGEMENT, INC.

                                       AND

                         PIONEER FUNDS DISTRIBUTOR, INC.

THIS AGREEMENT, made and entered into this 10th day of January, 2007 (the "Agreement"), by and among PIONEER VARIABLE CONTRACTS TRUST, a Delaware business trust (the "Trust"), OM FINANCIAL LIFE INSURANCE COMPANY, a Maryland life insurance company (the "Company") on its own behalf and on behalf of each of the segregated asset accounts of the. Company set forth in Schedule A hereto, as may be amended from time to time (the "Accounts"), PIONEER INVESTMENT MANAGEMENT, INC., a Delaware corporation ("PIM") and PIONEER FUNDS DISTRIBUTOR, INC.

("PFD"), a corporation organized under the laws of The Commonwealth of Massachusetts. PIM and PFD are members of the UniCredito Italiano banking group, register of banking groups.

         WHEREAS, the Trust is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), and its shares are registered or will be registered under the Securities Act of 1933, as amended (the "1933 Act");

         WHEREAS, shares of beneficial interest of the Trust are divided into several series and classes of shares, each series being designated a "Portfolio" and representing an interest in a particular managed pool of securities and other assets;

        WHEREAS, the Trust is available to act as the investment vehicle for separate accounts established for variable life insurance policies and/or variable annuity contracts to be offered by insurance companies, including OM FINANCIAL Life Insurance Company, which have entered into participation agreements with the Trust substantially similar to this Agreement (the "Participating Insurance Companies");

        WHEREAS, the Trust has obtained an order from the Securities and Exchange Commission (the "SEC"), dated July 9, 1997 (File No. 812-10494) (the "Mixed and Shared Funding Exemptive Order") granting Participating Insurance Companies and variable annuity and variable life insurance separate accounts exemptions from the provisions of Sections 9(a), 13(a), 15(a) and 15(b) of the 1940 Act and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Trust to be sold to and held by variable annuity and variable life insurance companies that mayor may not be affiliated with one another and qualified pension and retirement plans ("Qualified Plans");

       WHEREAS, PIM is duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and any applicable state securities law, and is the Trust's investment adviser;

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         WHEREAS, the Company will issue certain variable annuity and/or variable life insurance contracts set forth on Schedule A (individually, the "Contract" or, collectively, the "Contracts") interests under which, if required by applicable law, will be registered under the 1933 Act;

        WHEREAS, the Accounts are duly organized, validly existing segregated asset accounts, established by resolution of the Board of Directors of the Company, to set aside and invest assets attributable to the Contracts that are allocated to the Accounts;

        WHEREAS, the Company has registered or will register the Accounts as unit investment trusts under the 1940 Act (unless exempt therefrom);

        WHEREAS, PFD is registered as a broker-dealer with the Securities and Exchange Commission (the "SEC") under the Securities Exchange Act of 1934, as amended (hereinafter the "1934 Act"), and is a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD") and is authorized to sell shares of the Designated Portfolios to unit investment trusts such as the Accounts;

        WHEREAS, Old Mutual Financial Network Securities, Inc. ("Policy Underwriter"), the underwriter for the variable annuity and the variable life policies, is registered as a broker-dealer with the SEC under the 1934 Act and is a member in good standing of the NASD; and

     WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Company intends to purchase shares (the "Shares") in one or more of the Designated Portfolios specified in Schedule A attached hereto (the "Designated Portfolios") on behalf of the Accounts to fund the Contracts, and PFD intends to sell such Shares to the Accounts at net asset value;

        NOW, THEREFORE, in consideration of their mutual promises, the Trust, PIM, PFD and the Company agree as follows:


ARTICLE I. SALE OF TRUST SHARES

        1.1. PFD and the Company agree to provide pricing information, execute orders and wire payments for purchases and redemptions of Trust shares as set forth in this Article I until such time as they mutually agree in writing to utilize the National Securities Clearing Corporation ("NSCC"). Upon such mutual agreement, PFD and the Company agree to provide pricing information, execute orders and wire payments for purchases and redemptions of Trust shares through NSCC and its subsidiary systems as set forth in Exhibit I.

        1.2 Trust, through PFD, agrees to sell to the Company those Shares of the Designated Portfolios which the Accounts order in accordance with the terms of this Agreement (based on orders placed by Contract owners or participants on that Business Day, as defined below) executing such orders on a daily basis at the net asset value (and with no sales charge) next computed after receipt by the Trust or its designee of the order for the Shares. For purposes of this Section 1.2, the Company shall be the designee of the Trust for receipt of such orders from Contract owners or participants and receipt by such designee shall constitute receipt by the Trust; provided that the Trust or its designee receives written (or facsimile) notice of such orders by 11:00 am Eastern Time on the next following Business Day (or such later time as permitted by Section 1.10 hereof). "Business Day" shall mean any day on which the New York Stock Exchange, Inc. (the "NYSE") is open for trading and on which the Trust calculates its net asset value pursuant to the rules of the SEC.

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        1.3. PFD agrees to make the Shares available for purchase continuously at the applicable net asset value per share by the Company and the Accounts on those days on which the Trust calculates its Designated Portfolio net asset value in accordance with the rules of the SEC and the Trust shall calculate such net asset value on each day the NYSE is open for regular trading. Notwithstanding the foregoing, the Board of Trustees of the Trust (the "Board") may refuse to sell any Shares of any Designated Portfolio to the Company and the Accounts, or suspend or terminate the offering of the Shares of any Designated Portfolio to the Company and the Accounts if such action is required by law or by regulatory authorities having jurisdiction over PIM, PFD or the Trust or is, in the sole discretion of the Board acting in good faith and in light of its fiduciary duties under federal and any applicable state laws, in the best interest of the Shareholders of such Designated Portfolio.

        1.4. The Trust and PFD will sell Trust shares only to Participating Insurance Companies and Qualified Plans which have agreed to participate in the Trust to fund their Separate Accounts and/or Qualified Plans all in accordance with the requirement of Section 817(h) of the Internal Revenue Code, as amended (the "Code") and the Treasury regulations thereunder. The Company will not resell the Shares except to the Trust or its agents.

        1.5. The Trust agrees, upon the Company's request, to redeem for cash, any full or fractional Shares held by the Accounts (based on orders placed by Contract ownerso on that Business Day), executing such requests on a daily basis at the net asset value next computed after receipt by the Trust or its designee of the request for redemption. For purposes of this Section 1.5, the Company shall be the designee of the Trust for receipt of requests for redemption from Contract owners or participants and receipt by such designee shall constitute receipt by the Trust; provided that the Trust or its designee receives written (or facsimile) notice of such request for redemption by 11:00 am Eastern Time on the next following Business Day (or such later time as permitted by Section 1.1 0 hereof).

        1.6. Each purchase, redemption and exchange order placed by the Company shall be placed separately for each Designated Portfolio and shall not be netted with respect to any Designated Portfolio. However, with respect to payment of the purchase price by the Company and of redemption proceeds by the Trust, the Company and the Trust shall net purchase and redemption orders with respect to each Designated Portfolio and shall transmit one net payment for all of the Designated Portfolios in accordance with Section 1.7 hereof.

        1.7. In the event of net purchases, the Company shall pay for the net purchase order of Shares by 2:00 p.m. Eastern Standard Time ("EST") on the next Business Day after an order to purchase the Shares is made in accordance with the provisions of Section 1.2. hereof (or such later time as permitted by Section 1.10 hereof). Company shall transmit all such payments in federal funds by wire to the Trust or its custodial account. Upon receipt by the Trust of the payment, such funds shall cease to be the responsibility of the Company and shall become the responsibility of the Trust. If payment in federal funds for any purchase is not received or is received by the Trust after 2:00 p.m. EST on such Business Day, the Company shall promptly, upon the Trust's request, reimburse the Trust for any reasonable charges, costs, fees, interest or other expenses incurred by the Trust in connection with any required advances to, or borrowings or overdrafts by, the Trust, or any similar expenses (including the cost of and any loss incurred by the Trust in unwinding any purchase of securities by the Trust) incurred by the Trust as a result of Designated Portfolio transactions effected by the Trust based upon such purchase request. In the event of net redemptions, the Trust shall pay and transmit the proceeds of net redemption of Shares by wiring federal funds to the

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        Company or its designated custodial account by 2:00 p.m. EST on the next
        Business Day after a redemption order is received from the Company in accordance with Section 1.5. hereof. After consulting with the Company, the Trust reserves the right to postpone the date of payment or satisfaction upon redemption consistent with Section 22( e) of the 1940 Act and any rules pomulgated thereunder, provided that in no event may any such delay by the Trust in paying redemption proceeds cause the Company or any Account to fail to meet its obligations under Section 22(e) of the 1940 Act. Upon receipt by the Company of the payment, such funds shall cease to be the responsibility of the Trust and shall become the responsibility of the Company.

        1.8. Issuance and transfer of the Shares will be by book entry only. Stock certificates will not be issued to the Company or the Accounts. The Shares ordered from the Trust will be recorded in an appropriate title for the Accounts or the appropriate subaccounts of the Accounts.

        1.9. The Trust shall furnish same day notice (by wire or telephone, followed by written confirmation) to the Company of the declaration of any income, dividends or capital gain distributions payable on the Shares of a Designated Portfolio. The Company hereby elects to receive all such income, dividends and distributions as are payable in additional Shares of that Designated Portfolio at the ex-dividend net asset values. The Company reserves the right to revoke this election and receive all such income, dividends and distributions in cash. The Trust shall notify the Company by the end of the next following Business Day of the number of Shares so issued as payment of such income, dividends-and distributions.

        1.10. The Trust or its custodian shall make the net asset value per share for each Designated Portfolio available to the Company via electronic means on each Business Day as soon as reasonably practical after the net asset value per share is calculated and shall use its best efforts to make such net asset value per share available by 6:00 p.m. New York time. In the event the Trust is unable to meet the 6:00 p.m. time stated herein, it shall provide additional time for the Company to place orders for the purchase and redemption of Trust Shares and wire net payments for the purchase of Trust Shares. Such additional time shall be equal to the additional time which the Trust takes to make the net asset value available to the Company. In the event of an error in the computation or reporting of a Designated Portfolio's net asset value per share ("NAV") or any dividend or capital gain distribution (each, a "pricing error"), PIM or the Trust shall notify the Company as soon as possible after the discovery of the error. Such notification may be verbal, but shall be confirmed promptly in writing in accordance with
        Article XII of this Agreement. A pricing error shall be corrected in accordance with the Trust's internal policies and procedures. If the Trust provides the Company materially incorrect net asset value per share information (as determined under SEC guidelines), the Trust shall adjust the number of Shares of the applicable Account or the Company to reflect the correct net asset value per share, and the amount of any underpayments will be paid by PIM to the Company for crediting of such amounts to the Contract owners' or the Company's accounts. Upon notification by PIM of any overpayment due to a material error, the Company shall use its best efforts to, at Adviser's cost, promptly remit to the Trust or PIM, as appropriate, any overpayment that has not been paid to Contract owner; however, PIM acknowledges that the Company does not intend to seek additional payments from any Contract owner who, because of a pricing error, may have underpaid for units of interest credited to his/her account. The costs of correcting such errors shall be borne by the PIM and PIM shall reimburse the Company for any expenses incurred related to correction of the net asset value (including correcting Contract owners accounts).

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        1.11. The Trust will not sell Trust Shares to any insurance company or separate account unless an agreement containing provisions substantially the same as Articles I, III, V, VI and VII of this Agreement, and Sections 2.1 and 2.2 of Article II are in effect to govern such sales.


ARTICLE II. CERTAIN REPRESENTATIONS, WARRANTIES AND COVENANTS

        2.1. The Company represents and warrants that interests under the Contracts are or will be registered under the 1933 Act or are exempt from or not subject to registration thereunder, and that the Contracts will be issued, sold, and distributed in compliance in all material respects with all applicable state and federal laws, including without limitation the 1933 Act, the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the 1940 Act. The Company further represents and warrants that it (i) is an insurance company duly organized and in good standing under applicable law; (ii) has legally and validly established each Account as a segregated asset account under applicable law; (iii) has registered or, prior to any issuance or sale of the Contracts, will register the Accounts as unit investment trusts in accordance with the provisions of the 1940 Act (unless exempt therefrom) to serve as segregated investment accounts for the Contracts, and (iv) will maintain such registration for so long as any Contracts are outstanding. The Company shall amend the registration statements under the 1933 Act for the Contracts and the registration statements under the 1940 Act for the Accounts from time to time as required in order to effect the continuous offering of the Contracts or as may otherwise be required by applicable law. The Company shall register and qualify the Contracts for sales in accordance with the securities laws of the various states only if and to the extent deemed necessary by the Company. At the time the Company is required to deliver the Trust's prospectus to a purchaser of Shares in accordance with the requirements of federal or state securities laws, provided the Trust has timely provided the current Trust prospectus as supplemented in sufficient quantity as required by Section 3.1 hereof, the Company shall distribute to such Contract purchasers the then current Trust prospectus, as supplemented as described in Section 3.1 hereof.

        2.2. The Company represents and warrants that the Contracts are currently and at the time of issuance will be treated as life insurance, endowment or annuity contracts under applicable provisions of the Code, that it will make every effort to maintain such treatment and that it will notify the Trust or PIM immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future; provided, however, that the Company makes no representation or undertaking regarding any Contract to the extent such representation or undertaking is dependent on compliance by any investment vehicle in which the Company or an Account may invest with the requirements of Subchapter M or Section 817(h) of the Code, the regulations thereunder, or any successor provision or regulation.

        2.3. The Company represents and warrants that Policy Underwriter, the underwriter for the individual variable annuity contracts and the variable life policies, is a member in good standing of the NASD and is a registered broker-dealer with the SEC. The Company represents and warrants that the Company and Policy Underwriter will sell and distribute such contracts and policies in accordance in all material respects with all applicable state and federal securities laws, including without limitation the 1933 Act, the 1934 Act, and the 1940 Act and state insurance law suitability requirements.

        2.4. The Trust and PIM represent and warrant that the Shares sold pursuant to this Agreement shall be registered under the 1933 Act, duly authorized for issuance in compliance with applicable law and that the Trust is and shall remain registered as an open-end management investment company under the 1940 Act. The Trust shall


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        amend the registration statement for its Shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its Shares. The Trust shall register and qualify the Shares for sale in accordance with the laws of the various states only if and to the extent deemed necessary by the Trust.

        2.5. The Trust and PIM represent and warrant that the Trust is lawfully organized and validly existing under the laws of the State of Delaware and that the Trust does and will comply in all material respects with applicable provisions of the 1940 Act and any applicable regulations thereunder. The Trust further represents that it has adopted a plan pursuant to Rule 12b-l under the 1940 Act and imposes an asset-based charge to finance its distribution expenses with respect to the Class II shares of certain of the Trust's Designated Portfolios as permitted by applicable law and regulation.

        2.6. PFD represents and warrants that (i) it is lawfully organized and validly existing under the laws of its state of organization; and (ii) it is a member in good standing of the NASD and is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended (the "1934 Act") and will remain duly registered under all applicable federal and state securities laws. PFD represents and warrants that it serves as principal underwriter/distributor of the Trust and will perform its obligations for the Trust in accordance in all material respects with all applicable state and federal securities laws, including without limitation the 1933 Act, the 1934 Act, and the 1940 Act.

        2.7. PIM represents and warrants that (i) it is lawfully organized and validly existing under the laws of its state of organization; and (ii) it is and shall remain duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and under all applicable federal and state securities laws; and that it will perform its obligations for the Trust in accordance in all material respects with the laws of all applicable state and federal securities laws.

        2.8. No less frequently than annually, the Company shall submit to the Board such reports, material or data as the Board may reasonably request so that it may carry out fully the obligations imposed upon it by the conditions contained in the Mixed and Shared Funding Exemptive Order pursuant to which the SEC has granted exemptive relief to permit mixed and shared funding.

        2.9. The Trust and PIM represent and warrant that all of their respective directors/trustees, officers, employees, investment advisers, and other individuals or entities having access to the money and/or securities of the Trust are, and shall continue to be at all times, covered by one or more blanket fidelity bonds or similar coverage for the benefit of the Trust in an amount not less than the minimal coverage required by Rule 17 g-l under the 1940 Act or related provisions as may be promulgated form time to time. The aforesaid bonds shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company. The Company represents and warrants that all of its respective officers, employees, and other individuals or entities employed or controlled by the Company dealing with the money and/or securities of the Trust are, and shall continue to be at all times, covered by a blanket fidelity bond or similar coverage in an amount deemed appropriate by the Company. The aforesaid bond shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company. The Company agrees to make all reasonable efforts to maintain such bond and agrees to notify the Trust and PIM in writing in the event such coverage terminates.

        2.10. The Trust and PIM represent that the Trust will use its best efforts to comply with the laws of its state of domicile, and, to the extent specifically requested in writing by the Company, any

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        other applicable state insurance laws or regulations as they may apply to the investment objectives, policies and restrictions of the Designated Portfolios, as they may apply to the Trust. If the Trust cannot comply with such state insurance laws or regulations, it will so notify the Company in writing. The Company represents that it will use its best efforts to notify the Trust of any restrictions imposed by state insurance laws that may become applicable to the Trust as a result of the Accounts' investments therein. The Trust and PIM agree that, upon request, they will furnish the information required by state insurance laws to assist the Company in obtaining the authority needed to issue the Contracts in various states.

        2.11 The Company represents and warrants that each Account is a "segregated asset account" and that interests in the Account are offered exclusively through the purchase of or transfer into a "variable contract" within the meaning of such terms under Section 817 of the Code and the regulations thereunder; provided, however, that the Company makes no representation or undertaking regarding any Contract to the extent such representation or undertaking is dependent on compliance by any investment vehicle in which the Company or an Account may invest with the requirements of Subchapter M or Section 817(h) of the Code, the regulations thereunder, or any successor provision or regulation. The Company will use every effort to continue to meet such definitional requirements, and it will notify the Trust, PFD and PIM immediately upon having a reasonable basis for believing that such requirements have ceased to be met or that they might not be met in the future. The Company represents and warrants that it will not purchase Trust shares with assets derived from tax-qualified retirement plans exc.ept, indirectly, through Contracts purchased in connection with such plans.

ARTICLE ILL. PROSPECTUS AND PROXY STATEMENTS; VOTING

        3.1. At least annually (or in the case of a prospectus supplement, when that supplement is issued), the Trust or its designee shall timely provide the Company, free of charge, with as many copies of the current prospectus for the Shares (describing only the Designated Portfolios listed in Schedule A hereto) and any supplements thereto as the Company may reasonably request for distribution, at the Trust's expense, to existing Contract owners whose Contracts are funded by such Shares. The Trust or its designee shall provide the Company, at the Company's expense, with as many copies of the current prospectus for the Shares (describing only the Designated Portfolios listed in Schedule A hereto) and any supplements thereto as the Company may reasonably request for distribution to prospective purchasers of Contracts. If requested by the Company in lieu thereof, the Trust or its designee shall provide such documentation (including a "camera ready" copy of the new prospectus as set in type or, at the request of the Company, as a diskette in the form sent to the financial printer) and other assistance as is reasonably necessary in order for the parties hereto once each year (or more frequently if the prospectus for the Shares is supplemented or amended) to have the prospectus for the Contracts and the prospectus for the Shares printed together in one document; the expenses of such printing to be apportioned between (a) the Company and (b) the Trust or its designee in proportion to the number of pages of the Contract and Shares' prospectuses, taking account of other relevant factors affecting the expense of printing, such as covers, columns, graphs and charts; the Trust or its designee to bear the cost of printing the Trust's prospectus portion of such document for distribution to owners of existing Contracts funded by the Shares and the Company to bear the expenses of printing the portion of such document relating to the Accounts; provided, however, that the Company shall bear all printing expenses of such combined documents where used for distribution to prospective purchasers or to owners of existing Contracts not funded by the Shares. In the event that the Company requests that the Trust or its designee provides the Trust's prospectus in a "camera ready," diskette format or other mutually agreed upon format, the Trust shall be responsible for providing the prospectus in the


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        format in which it or PIM is accustomed to formatting prospectuses and shall bear the expense of providing the prospectus in such format (e.g., typesetting expenses), and the Company shall bear the expense of adjusting or changing the format to confirm with any of its prospectuses, subject to PIM's approval which shall not be unreasonably withheld. Notwithstanding the foregoing, the Trust shall also provide the Company, at the Trust's expense, no less frequently than annually, copies of the Designated Portfolios prospectuses in PDF format for use on the Company's and/or affiliated producer's websites.

        3.2. The prospectus for the Shares shall state that the statement of additional information for the Shares is available from the Trust or its designee. The Trust or its designee, at its expense, shall print and provide to the Company with as many copies of such statement of additional information and any and any supplements thereto as the Company may reasonably request for distribution, at the Trust's expense, to any owner of a Contract funded by the Shares. To the extent that the Designated Portfolio(s) are one or more of several Portfolios of the Trust, the Trust shall bear the cost of providing the Company only with disclosure related to the Designated Portfolio(s). The Trust shall also provide such statement of additional information to the Company in a mutually agreed upon electronic format. The Trust or its designee, at the Company's expense, shall print and provide such statement to the Company (or a master of such statement suitable for duplication by the Company) for distribution to a prospective purchaser who requests such statement or to an owner of a Contract not funded by the Shares.

        3.3. The Trust or its designee shall provide the Company free of charge, if and to the extent applicable to the Shares, copies of the Trust's proxy materials, reports to Shareholders and other communications to Shareholders in such quantity as the Company shall reasonably require for distribution to Contract owners. The cost of distributing such documents shall be borne by the Trust or its designee.

        3.4 The Trust or PIM will provide the Company with as much notice as is reasonably practicable of any proxy solicitation for any Designated Portfolio, and of any material change in the Trust's registration statement, particularly any change resulting in change to the registration statement or prospectus or statement of additional information for any Account. The Trust and PIM will cooperate with the Company so as to enable the Company to solicit proxies from Contract owners or to make changes to its prospectus, statement of additional information or registration statement, in an orderly manner. The Trust and PIM will make reasonable efforts to attempt to have changes affecting Contract prospectuses become effective simultaneously with the annual updates for such prospectuses.

        3.5. The Trust hereby notifies the Company that it may be appropriate to include in the prospectus pursuant to which a Contract is offered disclosure regarding the potential risks of mixed and shared funding.

        3.6. If and to the extent required by law, the Company shall:

        (a)     solicit voting instructions from Contract owners;

        (b) vote the Shares of the Designated Portfolios held in the Account in accordance with instructions received from Contract owners; and

        (c) vote the Shares of the Designated Portfolios held in the Account for which no instructions have been received in the same proportion as the Shares of such designated Portfolio for which instructions have been received from Contract owners;

        so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass through voting privileges for variable contract owners. The Company reserves the right to vote shares held in any segregated asset account in its own right, to the extent permitted by law. Participating Insurance Companies shall be responsible for assuring that each of their separate accounts holding Shares calculates voting privileges in the manner required by the Mixed and Shared Funding Exemptive Order. The Trust and PIM will notify the Company of any changes of interpretations or amendments to the Mixed and Shared Funding Exemptive Order.


ARTICLE IV. SALES MATERIAL AND INFORMATION

        4.1. The Company shall furnish, or shall cause to be furnished, to PFD or its designee, each piece of sales literature or other promotional material in which the Trust, PIM, or any affiliate of PIM are named, at least five (5) Business Days prior to its use. No such material shall be used if PFD or its designee reasonably objects to such use within five
        (5) Business Days after receipt of such material. PFD or its designee shall notify the Company within five (5) Business Days of receipt of its approval or disapproval of such materials.

        4.2. The Company shall not make any representation on behalf of the Trust or PIM, and shall not give any information on behalf of the Trust or PIM or concerning the Trust in connection with the sale of the Contracts other than the information contained in the registration statement, prospectus or statement of additional information for the Shares, as such registration statement, prospectus and statement of additional information may be amended or supplemented from time to time, or in reports or proxy statements for the Trust, or in sales literature or other promotional material approved by the Trust, PIM, PFD or their respective designees, except with the permission of the Trust, PIM or their respective designees. The Trust, PIM, PFD or their respective designees each agrees to respond to any request for approval on a prompt and timely basis. The Company shall adopt and implement procedures reasonably designed to ensure that information concerning the Trust, PIM, PFD or any of their affiliates which is intended for use only by brokers or agents selling the Contracts (i.e., information that is not intended for distribution to Contract owners or prospective Contract owners) is so used, and neither the Trust, PIM, PFD nor any of their affiliates shall be liable for any losses, damages or expenses relating to the improper use of such broker only materials.


        4.3. PFD shall furnish, or shall cause to be furnished, to the Company or its designee, each piece of sales literature or other promotional material in which the Company and/or the Accounts is named, at least five (5) Business Days prior to its use. No such material shall be used if the Company or its designee reasonably objects to such use within five (5) Business Days after receipt of such material. The Company shall notify PFD within five (5) Business Days of receipt of its approval or disapproval of such materials.

        4.4. The Trust, PIM and PFD shall not give any information or make any representations on behalf of the Company or concerning the Company, the Accounts, or the Contracts other than the information or representations contained in a registration statement, prospectus, or statement of additional information for the Contracts, as such registration statement, prospectus and statement of additional information may be amended or supplemented from time to time, or in published reports for the Accounts which are in the public domain, or in sales literature or other promotional material approved by the Company or its designee, except with the written permission of the Company. The Company or its designee agrees to respond to any request for approval on a prompt and timely basis. The parties hereto agree that this Section 4.4. is neither intended to designate nor otherwise imply that PIM is an underwriter or distributor of the Contracts.

        4.5. The Company and the Trust shall provide, or shall cause to be provided, to the other at least one complete copy of all registration statements, prospectuses, statements of additional information, reports, proxy statements, sales literature and other promotional materials, and all amendments to any of the above, that relate to the Contracts, or to the Trust or its Shares, prior to or contemporaneously with the filing of such document with the SEC or other regulatory authorities.


        4.6. For purpose of this Article IV and Article VIII, the phrase "sales literature or other promotional material" includes but is not limited to advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone, electronic messages or tape recording, videotape display, signs or billboards, motion pictures, or other public media, including, for example, on-line networks such as the Internet or other electronic media), and sales literature (such as brochures, electronic messages, circulars, reprints or excerpts or any other advertisement, sales literature, or published articles), distributed or made generally available to customers or the public, educational or training materials or communications distributed or made generally available to some or all agents or employees, and shareholder reports, proxy materials (including solicitations for voting instructions) and any other material constituting sales literature or advertising under the NASDR Conduct Rules, the 1933 Act or the 1940 Act. However, such phrase "sales literature or other promotional material" shall not include any material that simply lists the names of Designated Portfolios of the Trust in a list of investment options.

        4.7. At the request of any party to this Agreement, each other party will make available to the other party's independent auditors and/or representative of the appropriate regulatory agencies, all records, data, access to operating procedures that may be reasonably requested in connection with compliance and regulatory requirements related to the Agreement or any party's obligations under this Agreement.

        4.8 Subject to the terms of Sections 4.1 and 4.2 of this Agreement, the Trust (and its Designated Portfolios), PIM and PFD hereby each consents in connection with the marketing of the Contracts to the Company's use of their names or other identifying marks, including PIONEER INVESTMENTS(R) and Pioneer's sail logo, in connection with the marketing of the Contracts. The Trust, PIM or PFD or their affiliates may withdraw this authorization as to any particular use of any such name or identifying mark at any time: (i) upon a reasonable determination that such use would have a material adverse effect on its reputation or marketing efforts or its affiliates or (ii) if any of the Designated Portfolios of the Trust cease to be available through the Company.


ARTICLE V. FEES AND EXPENSES

       5.1. Neither the Trust, PIM nor PFD shaIl pay any fee or other compensation to the Company under this Agreement, other than pursuant to Schedule B attached hereto, and the Company shaIl pay no fee or other compensation to the Trust, PIM or PFD under this Agreement. Notwithstanding the foregoing, the parties hereto will bear certain expenses under the provisions of this Agreement and shall reimburse other parties for expenses initially paid by one party but allocated to another party. In addition, nothing herein shall prevent the parties hereto from otherwise agreeing to perform, and arranging for appropriate compensation for, other services relating to the Trust and/or to the Accounts pursuant to this Agreement.

        5.2. The Trust or its designee shall bear the expenses for the cost of registration and qualification of the Shares under all applicable federal and state laws, including preparation and filing of the Trust's registration statement, and payment of filing fees and registration fees; preparation and filing of the Trust's proxy materials and reports to Shareholders; setting in type and printing its prospectus and statement of additional information (to the extent provided by and as determined in accordance with Article III above); setting in type and printing the proxy materials and reports to Shareholders (to the extent provided by and as determined in accordance with Article III above); the preparation of all statements and notices required of the Trust by any federal or state law with respect to its Shares; all taxes on the issuance or transfer of the Shares; and the costs of preparing and distributing the Trust's prospectuses, reports to Shareholders and proxy materials to owners of Contracts and participants funded by the Shares and any expenses permitted to be paid or assumed by the Trust pursuant to a plan, if any, under Rule 12b-l under the 1940 Act.

        5.3. The Company shall bear the expenses of distributing the Shares' prospectus or prospectuses to prospective Contract owners. The Company shall bear all expenses associated with the registration, qualification, and filing of the Contracts under applicable federal securities and state insurance laws; the cost of preparing, printing and distributing the Contract prospectus and statement of additional information; and the cost of preparing, printing and distributing annual individual account statements for Contract owners as required by state insurance laws.

        5.4. The Company agrees to provide certain administrative services, specified in Schedule B attached hereto, in connection with the arrangements contemplated by this Agreement. The parties intend that the services referred to in Schedule B be recordkeeping, shareholder communication, and other transaction facilitation and processing, and related administrative services and are not the services of an underwriter or principal underwriter of the Trust and the Company is not an underwriter for Shares within the meaning of the 1933 Act.


ARTICLE VI. DIVERSIFICATION AND RELATED LIMITATIONS

       6.1. The Trust and PIM represent and warrant that each Designated Portfolio of the Trust in which an Account invests does and at all times will meet the diversification requirements of Section 8l7(h)(1) of the Code and any regulations thereunder applicable to variable contracts as defined in Section 817( d) of the Code and any amendments or other modifications or successor provisions to such Sections or regulations (and any revenue rulings, revenue procedures, notices, and other published announcements of the Internal Revenue Service interpreting these sections or regulations), as if those requirements applied directly to each such Designated Portfolio. The Trust will notify the Company immediately upon having a reasonable basis for believing that a breach of this Section 6.1 has occurred or might occur in the future, and (b) in the event of such a breach, to adequately diversify the Designated Portfolio so as to achieve compliance within the grace period afforded by Treasury Regulation ss.1.817-5. fu addition, the Trust or PIM shall immediately notify the Company if either the Trust or PIM becomes aware that the Company may be precluded from "looking through" to the investments of any Designated Portfolio, pursuant to the "look through" rules found in Treasury Regulation 1.817-5.

        6.2. The Trust and PIM represent and warrant that each Designated Portfolio is currently qualified as a Regulated Investment Company under Subchapter M of the Code and that they will maintain such qualification (under Subchapter M or any successor or similar provision) and that no other Participating Insurance Company will purchase shares in any Designated Portfolio for any purpose or under any circumstances that would preclude the Company from "looking through" to the investments of each Designated Portfolio in which it invests, pursuant to the "look through" rules found in Treasury Regulation 1.817-5. The Trust or PIM will notify the Company immediately upon having a reasonable basis for believing that any Designated Portfolio has ceased to so qualify or that any might not so qualify in the future.

        6.3. The Trust agrees that Shares of the Trust will be sold only to Participating Insurance Companies and their separate accounts, qualified pension and retirement plans. No Shares of the Trust will be sold directly to the general public.

        6.4 PIM agrees to provide the Company with a certificate or statement indicating compliance by each Designated Portfolio of the Trust with
        Section 817(h) of the Code, no later than thirty (30) days following such Company request.

        6.5. The Trust and PIM represent and warrant that the Trust is and shall maintain compliance with Rule 38a-1 under the 1940 Act and PIM represents and warrants that PIM is and shall maintain compliance with Rule 206(4)-7 under the Advisers Act.


ARTICLE VII. POTENTIAL MATERIAL CONFLICTS

        7.1. The Trust agrees that the Board, constituted with a majority of disinterested trustees, will monitor each Designated Portfolio of the Trust for the existence of any irreconcilable material conflict between the interests of the variable annuity contract owners and the variable life insurance policy owners of the Company and/or affiliated companies ("contract owners") investing in the Trust. An irreconcilable material conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretive letter, or any similar action by insurance, tax or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Designated Portfolio are being managed; (e) a difference in voting instructions given by variable annuity contract and variable life insurance contract owners or by contract owners of different Participating Insurance Companies; or (f) a decision by a Participating Insurance Company to disregard the voting instructions of contract owners. The Board shall have the sole authority to determine if a material irreconcilable conflict exists, and such determination shall be binding on the Company only if approved in the form of a resolution by a majority of the Board, or a majority of the disinterested trustees of the Board. The Board will give prompt notice of any such determination to the Company.

        7.2. The Company agrees that it will be responsible for assisting the Board in carrying out its responsibilities under the conditions set forth in the Trust's exemptive application pursuant to which the SEC has granted the Mixed and Shared Funding Exemptive Order by providing the Board, as it may reasonably request, with all information necessary for the Board to consider any issues raised and agrees that it will be responsible for promptly reporting any potential or existing conflicts of which it is aware to the Board including, but not limited to, an obligation by the Company to inform the Board whenever contract owner voting instructions are disregarded.

        The Company also agrees that, if a material irreconcilable conflict arises, it will at its own cost and to the extent reasonably practicable (as determined by a majority of the disinterested directors), take whatever steps are necessary to remedy such conflict up to and including
        (a) withdrawing the assets allocable to some or all of the Accounts from the Trust or any Designated Portfolio and reinvesting such assets in a different investment mediUll1, including (but not limited to) another Designated Portfolio of the Trust, or submitting to a vote of all affected contract owners whether to withdraw assets from the Trust or any Designated Portfolio and reinvesting such assets in a different investment medium and, as appropriate, segregating the assets attributable to any appropriate group of contract owners (E.G., annuity contract owners, life insurance owners or variable contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to any of the affected contract owners the option of segregating the assets attributable to their contracts or policies, and (b) establishing a new registered management investment company and segregating the assets underlying the Contracts, unless a majority of Contract owners affected by the conflict have voted to decline the offer to establish a new registered management investment company.

        7.3. A majority of the disinterested trustees of the Board shall determine whether any proposed action by the Company adequately remedies any material irreconcilable conflict. In the event that the Board determines that any proposed action does not adequately remedy any material irreconcilable conflict, the Company will withdraw from investment in the Trust each of the subaccounts of the Accounts designated by the disinterested trustees and terminate this Agreement within six (6) months after the Board informs the Company in writing of the foregoing determination or such period as may be required to obtain any necessary exemptive relief from the Commission with regard to the substitution of underlying funds; provided, however, that such withdrawal and termination shall be limited to the extent required to remedy any such material irreconcilable conflict as determined by a majority of the disinterested trustees of the Board.

        7.4 If a material irreconcilable conflict arises because of a decision by the Company to disregard Contract owner voting instructions and that decision represents a minority position or would preclude a majority vote, the Company may be required, at the Trust's election, to withdraw the affected sub-account of the Account's investment in the Trust and terminate this Agreement with respect to the sub-account; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing irreconcilable material conflict as determined by a majority of the Trust's independent trustees. Any such withdrawal and termination must take place within six (6) months after the Trust gives written notice that this provision is being implemented or such period as may be required to obtain any necessary exemptive relief from the Commission with regard to the substitution of underlying funds. Until the end of that period PFD and the Trust shall continue to accept and implement orders by the Company for the purchase and redemption of shares of the Trust.

        7.5. If material irreconcilable conflict arises because of particular state insurance regulator's decision applicable to the Company conflicts with the majority of other state regulators, then the Company will withdraw the affected sub-account of the Account's investment in the Trust and terminate this Agreement with respect to the sub-account; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested members of the Trust's Board. Any such withdrawal and termination must take place within six
        (6) months after the Trust gives written notice that this provision is being implemented or such period as may be required to obtain any necessary exemptive relief from the Commission with regard to the substitution of underlying funds. Until the end of the foregoing period, the Trust and PFD shall continue to accept and implement orders by the Company for the purchase and redemption of shares of the Trust.

         7.6 For purposes of Sections 7.3 through 7.6 of this Agreement, a majority of the disinterested members of the Board shall determine whether any proposed action adequately remedies any material irreconcilable conflict, but in no event will the Trust be required to establish a new funding medium for the Contracts. The Company shall not be required to establish a new funding medium for the contracts if an offer to do so has been declined by vote of a majority of Contract owners affected by the irreconcilable material conflict. In the event that the Board determines that any proposed action does not adequately remedy any material irreconcilable conflict, then the Company will withdraw the Account's investment in the Trust and terminate this Agreement within six (6) months after the Board informs the Company in writing of the foregoing determination; provided, however, that such withdrawal and termination shall be limited to the extent required by any such material irreconcilable conflict as determined by a majority of the independent trustees.

        7.7. If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Mixed and Shared Funding Exemptive Order) on terms and conditions materially different from those contained in the Mixed and Shared Funding Exemptive Order, then (a) the Trust and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with Rule 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable; and (b) Sections 3.5, 3.6, 7.1, 7.2, 7.3 and 7.7 of this Agreement shall continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in such Rule(s) as so amended or adopted.

ARTICLE VID. INDEMNIFICATION

       8.1. Indenmification by the Company

              The Company agrees to indemnify and hold harmless the Trust, PIM, and PFD, and each of their respective directors, trustees, officers and each person, if any, who controls the Trust or PIM within the meaning of
       Section 15 of the 1933 Act, and any agents or employees of the foregoing (each an "Indemnified Party," or collectively, the "Indemnified Parties" for purposes of this Section 8.1) against any and all losses, claims, expenses, damages, liabilities (including amounts paid in settlement with the written consent of the Company) or actions in respect thereof (including reasonable counsel fees) to which any Indemnified Party may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, expenses, damages, liabilities or actions in respect thereof or settlements are related to the sale, holding or acquisition of the Shares or the Contracts and:

              (a) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement, prospectus or statement of additional information for the Contracts or contained in the Contracts or sales literature or other promotional material for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this Agreement to indenmify shall not apply as to any Indenmified Party if such statement or omission or such alleged statement or omission was made in reasonable reliance upon and in conformity with information furnished to the Company or its designee by or on behalf of the Trust, PIM or PFD for use in the registration statement, prospectus or statement of additional information for the Contracts or in the Contracts or sales literature or other promotional material (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Shares; or

        (b) arise out of or as a result of statements or representations by or on behalf of the Company (other than statements or representations contained in the Trust's registration statement, prospectus, statement of additional information or in sales literature or other promotional material of the Trust or any amendment or supplement to the foregoing, not supplied by the Company or its designee, and on which the Company has reasonably relied) or wrongful conduct of the Company or persons under its control, with respect to the sale or distribution of the Contracts or Shares; or

        (c) arise out of any untrue statement or alleged untrue statement of a material fact contained in the registration statement, prospectus, statement of additional information, or sales literature or other promotional literature of the Trust, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon and in conformity with information furnished to the Trust by or on behalf of the Company; or

        (d) arise out of or result from any material breach of any representation and/or warranty made by the Company in this Agreement or arise out of or result from any other material breach of this Agreement by the Company; or

        (e) arise as a result of any failure by the Company to perform any of its obligations under this Agreement;

        as limited by and in accordance with the provisions of this Article
        VIII.

        8.2. Indemnification by the Trust, PIM and PFD

                The Trust, PIM and PFD (PIM and PFD jointly and severally), agree to indemnify and hold harmless the Company and Policy Underwriter and each of their respective directors, trustees, officers and each person, if any, who controls the Company or Policy Underwriter within the meaning of Section 15 of the 1933 Act, and any agents or employees of the foregoing (each an "Indemnified Party," or collectively, the "Indemnified Parties" for purposes of this Section 8.2) against any and all losses, claims, expenses, damages, liabilities (including amounts paid in settlement with the written consent of the Trust) or actions in respect thereof (including reasonable counsel fees) to which any Indemnified Party may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, expenses, damages, liabilities or actions in respect thereof or settlements are related to the sale, holding or acquisition of the Shares or the Contracts and:

        (a) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement, prospectus, statement of additional information or sales literature or other promotional material of the Trust (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statement therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reasonable reliance upon and in conformity with information furnished to the Trust, PIM, PFD or their respective designees by or on behalf of the Company for use in the registration statement, prospectus or statement of additional information for the Trust or in sales literature or other promotional material for the Trust (or any amendment or supplement) or otherwise for use in connection with the sale of the Contracts or Shares; or

        (b) arise out of or as a result of statements or representations (other than statements or representations contained in the Contract's registration statement, prospectus, statement of additional information or in sales literature or other promotional material for the Contracts not supplied by the Trust, PIM, PFD or any of their respective designees or persons under their respective control and on which any such entity has reasonably relied) or wrongful conduct of the Trust, PIM, PFD or persons under their control, with respect to the sale or distribution of the Contracts or Shares; or

        (c) arise out of any untrue statement or alleged untrue statement of a material fact contained in the registration statement, prospectus, statement of additional information, or sales literature or other promotional literature of the Accounts or relating to the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished to the Company by or on behalf of the Trust, PIM or PFD; or

        (d) arise out of or result from any material breach of any representation and/or warranty made by the Trust in this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the diversification requirements specified in Article VI of this Agreement) or arise out of or result from any other material breach of this Agreement by the Trust; or

        (e) arise out of or result from the materially incorrect or untimely calculation or reporting of the daily net asset value per share or dividend or capital gain distribution rate;

        (f) arise out of or result from any material breach of any representation and/or warranty made by the Trust, PIM or PDF in this Agreement or arise out of or result from any other material breach of this Agreement by the Trust, PIM or PDF; or

        (g) arise as a result of any failure by the Trust, PIM or PFD to perform any of their respective obligations under this Agreement;

        as limited by and in accordance with the provisions of this Article
        Vill.

        8.3. In no event shall the Trust, PIM: or PFD be liable under the indemnification provisions contained in this Agreement to any Indemnified Parties, with respect to any losses, claims, damages, liabilities or expenses that arise out of or result from (i) a breach of any representation, warranty, and/or covenant made by the Company hereunder; (ii) the failure by the Company to maintain its segregated asset account (which invests in any Portfolio) as a legally and validly established segregated asset account under applicable state law and as a duly registered unit investment trust under the provisions of the 1940 Act (unless exempt therefrom); or (iii) the failure by the Company to maintain its variable annuity and/or variable life insurance contracts (with respect to which any Portfolio serves as an underlying funding vehicle) as life insurance, endowment or annuity contracts under applicable provisions of the Code; unless Company's breach of any such representation, warranty and/or covenant or failure described in (i) through (iii) above results from a breach of any representation, warranty, and/or covenant made by the Trust, PIM and/or PFD or the failure by the Trust, PIM and/or PFD to perform any of their respective obligations under this Agreement.

        8.4. Neither the Company, the Trust, PIM nor PFD shall be liable under the indemnification provisions contained in this Agreement with respect to any losses, claims, damages, liabilities, expenses or action in respect thereof to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, willful misconduct, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement.

        8.5. Any person obligated to provide indemnification under this Article VIII ("Indemnifying Party") for the purpose of this Section 8.5 will not be liable under the indemnification provisions of this Article VIII with respect to any claim made against a party entitled to indemnification under this Article VIII ("Indemnified Party") for the purpose of this
        Section 8.5 unless such Indemnified Party will have notified the Indemnifying Party in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim will have been served upon such Indemnified Party (or after such party will have received notice of such service on any designated agent); but the omission to so notify the Indemnifying Party will not relieve it from any liability which it may have to any Indemnified Party otherwise than under this section, except to the extent that the failure to notify results in the failure of actual notice to the Indemnifying Party and such Indemnifying Party is damaged solely as a result of failure to give such notice. In case any such action is brought against any Indemnified Party, and it notified the Indemnifying Party of the commencement thereof, the Indemnifying Party will be entitled to participate therein at its own expense and, to the extent that it may wish, assume the defense thereof, with counsel satisfactory to such Indemnified Party. After notice from the Indemnifying Party of its intention to assume the defense of an action, the Indemnified Party shall bear the expenses of any additional counsel obtained by it, and the Indemnifying Party shall not be liable to such Indemnified Party under this section for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof other than reasonable costs of investigation, unless:

        (a) the Indemnifying Party and the Indemnified Party will have mutually agreed to the retention of such counsel; or

        (b) the named parties to any such proceeding (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Indemnifying Party will not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there is a final judgment for the plaintiff, the Indemnifying Party agrees to indemnify the Indemnified Party from and against any loss or liability by reason of such settlement or judgment.

        8.6. The Trust and PIM acknowledge that any failure (whether intentional or in good faith or otherwise) to comply with the diversification requirements specified in Article VI, Section 6.1 of this Agreement may result in the Contracts not being treated as variable contracts for federal income tax purposes, which would have adverse tax consequences for Contract owners and could also adversely affect the Company's corporate tax liability. Accordingly, without in any way limiting the effect of Section 8.2 hereof and without in any way limiting or restricting any other remedies available to the Company, the Trust, PlM and PFD will pay (PIM and PFD jointly and severally) all costs associated with or arising out of any failure, or any anticipated or reasonably foreseeable failure, of the Trust or any Designated Portfolio to comply with Section 6.1 of this Agreement, including all costs associated with correcting or responding to any such failure; such costs may include, but are not limited to, the costs involved in creating, organizing, and registering a new investment company as a funding medium for the Contracts and/or the costs of obtaining whatever regulatory authorizations are required to substitute shares of another investment company for those of the failed Trust or Designated Portfolio (including but not limited to an order pursuant to Section 26(b) of the 1940 Act); fees and expenses oflegal counsel and other advisors to the Company and any federal income taxes or tax penalties (or "toll charges" or exactments or amounts paid in settlement) incurred by the Company in connection with any such failure or anticipated or reasonably foreseeable failure. Such indemnification and reimbursement obligation shall be in addition to any other indemnification and reimbursement obligations of the Trust, PlM and/or PFD under this Agreement.

        8.7. A successor by law of the parties to this Agreement shall be entitled to the benefits of the indemnification contained in this
        Article VIII. The indemnification provisions contained in this Article VIII shall survive any termination of this Agreement.

        8.3. In no event shall the Trust, PIM or PFD be liable under the indemnification provisions contained in this Agreement to any individual or entity, including without limitation, the Company, or any Participating Insurance Company or any Contract owner, with respect to any losses, claims, damages, liabilities or expenses that arise out of or result from (i) a breach of any representation, warranty, and/or covenant made by the Company hereunder or by any Participating Insurance Company under an agreement containing substantially similar representations, warranties and covenants; (ii) the failure by the Company or any Participating Insurance Company to maintain its segregated asset account (which invests in any Portfolio) as a legally and validly established segregated asset account under applicable state law and as a duly registered unit investment trust under the provisions of the 1940 Act (unless exempt therefrom); or (iii) the failure by the Company or any Participating Insurance Company to maintain its variable annuity and/or variable life insurance contracts (with respect to which any Portfolio serves as an underlying funding vehicle) as life insurance, endowment or annuity contracts under applicable provisions of the Code.

ARTICLE IX. APPLICABLE LAW

         9.1. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of The State of Maryland without reference to its conflicts of law provisions.

         9.2. This Agreement shall be subject to the provisions of the 1933, 1934 and 1940 Acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant (including, but not limited to, the Mixed and Shared Funding Exemptive Order) and the terms hereof shall be interpreted and construed in accordance therewith.

 ARTICLE X. NOTICE OF FORMAL PROCEEDINGS OR LITIGATION

               The Trust, PIM, PFD and the Company agree that each such party shall promptly notify the other parties to this Agreement, in writing, of the institution of any formal proceedings brought against such party or its designees by the NASD, the SEC, or any insurance department or any other regulatory body regarding such party's duties under this Agreement or related to the sale of the Contracts, the operation of the Accounts or the Trust, or the sale of the Shares. Each of the parties further agrees promptly to notify the other parties of the commencement of any litigation or proceeding against it or any of its respective officers, directors, trustees, employees or 1933 Act control persons in connection with this Agreement, the issuance or sale of the Contracts, the operation of the Accounts or the Trust, or the sale or acquisition of Shares.


ARTICLE XI. TERMINATION


       11.1. This Agreement shall terminate with respect to the Accounts, or one, some, or all Designated Portfolios:

        (a) at the option of any party upon six (6) months' advance written notice delivered to the other parties or, if later, upon receipt of any required exemptive relief or orders from the SEC, unless otherwise agreed in a separate written agreement among the parties; provided, however, that such notice shall not be given earlier than six (6) months following the date of this Agreement; or

        (b) at the option of the Company with respect to any Designated Portfolio to the extent that the Shares of the Designated Portfolio are not reasonably available to meet the requirements of the Contracts or are not "appropriate funding vehicles" for the Contracts, as reasonably determined by the Company. Without limiting the generality of the foregoing, the Shares of a Designated Portfolio would not be "appropriate funding vehicles" if, for example, such Shares did not meet the diversification or other requirements referred to in Article VI hereof; or if the Company would be permitted to disregard Contract owner voting instructions pursuant to Rule 6e-2 or 6e-3(T) under the 1940 Act. Prompt notice of the election to terminate for such cause and an explanation of such cause shall be furnished to the Trust by the Company; or

        (c) at the option of the Trust, PIM or PFD upon institution of formal proceedings against the Company by the NASD, the SEC, or any insurance department or any other regulatory body regarding the Company's duties under this Agreement or related to the sale of the Contracts, the operation of the Accounts, or the purchase of the Shares; provided that the party terminating this Agreement under this provision determines in its sole judgment, exercised in good faith, that any such proceeding would have a material adverse effect on the Company's ability to perform its obligations under this Agreement and shall give notice of such termination to the other parties to this Agreement; or

        (d) at the option of the Company upon institution of formal proceedings against the Trust, PIM or PFD by the NASD, the SEC, or any state securities or insurance department or any other regulatory body; provided that the party terminating this Agreement under this provision determines in its sole judgment, exercised in good faith, that any such proceeding would have a material adverse effect on the Trust's, PIM's or PFD's ability to perform its obligations under this Agreement shall give notice of such termination to the other parties to this Agreement; or

        (e) at the option of the Company, the Trust, PIM or PFD upon receipt of any necessary regulatory approvals and/or the vote of the Contract owners having an interest in the Accounts (or any subaccounts) to substitute the shares of another investment company for the corresponding Designated Portfolio Shares in accordance with the terms of the Contracts for which those Designated Portfolio Shares had been selected to serve as the underlying investment media. The Company will give thirty (30) days' prior written notice to the Trust of the Date of any proposed vote or other action taken to replace the Shares; or

        (f) at the option of the Trust, PIM or PFD by written notice to the Company, if any one or all of the Trust, PIM or PFD respectively, shall determine, in their sole judgment exercised in good faith, that the Company has suffered a material adverse change in its business, operations, financial condition, or prospects since the date of this Agreement or is the subject of material adverse publicity, such termination to be effective sixty (60) days' after receipt by the other parties of written notice of the election to terminate; or

        (g) at the option of the Company by written notice to the Trust, PIM or PFD, if the Company shall determine, in its sole judgment exercised in good faith, that the Trust, PIM or PFD has suffered a material adverse change in this business, operations, financial condition or prospects since the date of this Agreement or is the subject of material adverse publicity, such termination to be effective sixty (60) days' after receipt by the other parties of written notice of the election to terminate; or

        (h) at the option of any party to this Agreement, upon another unaffiliated party's material breach of any provision of or representation contained in this Agreement; or

        (i) at the option of the Company, upon written notice to the other parties, with respect to any Designated Portfolio in the event any of the Designated Portfolio's shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as the underlying investment media of the Contracts issued or to be issued by Company.

        11.2. No termination of this Agreement will be effective unless and until the party terminating this Agreement gives prior written notice to all other parties of its intent to terminate, which notice will set forth the basis for the termination. The notice shall specify the Designated Portfolio or Designated Portfolios, Contracts and, if applicable, the Accounts as to which the Agreement is to be terminated.


        11.3. It is understood and agreed that the right of any party hereto to terminate this Agreement pursuant to Section 11.1(a) may be exercised for cause or for no cause.

        11.4. Except as necessary to implement Contract owner initiated transactions, or as permitted by state insurance laws or regulations, the Company shall not redeem the Shares attributable to the Contracts (as opposed to the Shares attributable to the Company's assets held in the Accounts).

        11.5. Notwithstanding any termination of this Agreement, the Trust, PIM: and PFD shall, at the option of the Company, continue for a period not exceeding six (6) months to make available additional shares of the Designated Portfolios pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of TERMINation of this Agreement (the "Existing Contracts"), except as otherwise provided under Article VII of this Agreement; provided, however, that in the event of a termination pursuant to Section 11.1.
        (c), (f) or (h), the Trust, PIM and PFD shall at their option have the right to terminate all sales of Shares to the Company upon 30 days advance written notice to the Company. SpecificaIly, without limitation, the owners of the Existing Contracts shall be permitted to transfer or reallocate investment under the Contracts, redeem investments in any Designated Portfolio and/or invest in the Designated Portfolio's Shares upon the making of additional purchase payments under the Existing Contracts.

        11.6 Notwithstanding any termination of this Agreement, each party's obligations under Article VIII to indemnify the other parties shall survive and not be affected by any termination of this Agreement. In addition, with respect to Existing Contracts, all provisions of this Agreement shall also survive and not be affected by any termination of this Agreement

 ARTICLE XII. NOTICES

      Any notice shall be sufficiently given when sent by registered or certified mail, overnight courier or facsimile to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.

       If to the Trust:

              Pioneer Variable Contracts
              Trust 60 State Street
              Boston, Massachusetts 02109
              Attn: Christopher Kelley, Secretary

       If to the Company:

              OM FINANCIAL Life Insurance Company
              1001 Fleet Street - 6th Floor
              Baltimore, MD 21202
              Attn: Securities Counsel: Ken Reitz

        If to PIM:

               Pioneer Investment Management,
               Inc. 60 State Street
               Boston, Massachusetts 02109
               Attn: Dorothy E. Bourassa, General Counsel

        If to PFD:

               Pioneer Funds Distributor,
               Inc. 60 State Street
               Boston, Massachusetts
               02109 Attn: Kevin
               Rowell, President


ARTICLE XIll. MISCELLANEOUS

       13.1. Subject to the requirements of legal process and regulatory authority, each party hereto shall treat as confidential all information reasonably identified as confidential in writing by any party hereto and, except as permitted by this Agreement or as otherwise required by applicable law or regulation, shall not disclose, disseminate or utilize such other confidential information without the express written consent of the affected party until such time as it may come into the public domain. Notwithstanding anything to the contrary in this Agreement, in addition to and not in lieu of other provisions in this Agreement:

                (a) "Confidential Information" includes without limitation all information regarding the customers of the Company, the Trust, PIM, PFD or any of their subsidiaries, affiliates or licensees; or the accounts, account numbers, names, addresses, social security numbers or any other personal identifier of such customers; or any information derived therefrom.

                (b) Neither the Company, the Trust, PIM or PFD may disclose Confidential Information for any purpose other than to carry out the purpose for which Confidential Information was provided to the Company, the Trust, PIM or PFD as set forth in this Agreement; and the Company, the Trust, PIM and PFD agree to cause their employees, agents and representatives, or any other party to whom the Company, the Trust, PIM or PFD may provide access to or disclose Confidential Information to limit the use and disclosure of Confidential Information to that purpose.

                (c) The Company, the Trust, PIM and PFD agree to implement appropriate measures designed to ensure the security and confidentiality of Confidential Information, to protect such information against any anticipated threats or hazards to the security and integrity of such information, and to protect against unauthorized access to, or use of, Confidential Information that could result in substantial harm or inconvenience to any of the customers of the Company or any of its subsidiaries, affiliates or licensees; the Company, the Trust, PIM and PFD further agree to cause all their respective agents, representatives or subcontractors, or any other party to whom they provide access to or disclose Confidential Information, to implement appropriate measures to meet the objectives set forth in this Section 13.1.

        13.2. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

        13.3. This Agreement may be executed simultaneously in one or more counterparts, each of which taken together shall constitute one and the same instrument.

        13.4. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

        13.5. The Schedules (each a "Schedule," and collectively, the "Schedules") and Exhibits (each an "Exhibit," and collectively, the "Exhibits") attached hereto, as modified from time to time, are incorporated herein by reference and is part of this Agreement.

        13.6. Each party hereto shall cooperate with each other party in connection with inquiries by appropriate governmental authorities (including without limitation the SEC, the NASD, and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

        13.7. The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

        13.8. A copy of the Trust's Certificate of Trust is on file with the Secretary of State of Delaware. The Company acknowledges that the obligations of or arising out of this instrument are not binding upon any of the Trust's trustees, officers, employees, agents or shareholders individually, but are binding solely upon the assets and property of the Trust. The Company further acknowledges that the assets and liabilities of each Designated Portfolio are separate and distinct and that the obligations of or arising out of this instrument are binding solely upon the assets or property of the Designated Portfolio on whose behalf the Trust has executed this instrument. The Company also agrees not to proceed against any Designated Portfolio for the obligations of another Designated Portfolio.

        13.9. Neither this Agreement nor any of the rights and obligations hereunder may be assigned by any party without the prior written consent of all parties hereto.

        13.10. The Trust, PIM and PFD agree that the obligations assumed by the Company shall be limited in any case to the Company and its assets and neither the Trust, PIM nor PFD shall seek satisfaction of any such obligation from the shareholders of Company, the directors, officers, employees or agents of the Company, or any of them.

        13.11. No provision of the Agreement may be deemed or construed to modify or supersede any contractual rights, duties, or indemnifications, running from PIM to the Trust and PFD to, respectively the Trust.

        13.12. This Agreement, including any Schedules or Exhibits hereto, may be amended only by a written instrument executed by each party hereto.

        12.13 The parties have entered into or shall enter into a Shareholder Information Agreement as required by Rule 22c-2 under 1940 Act in connection with the Contracts. This Agreement shall control with regard to the terms of the business relationship described in this Agreement. To the extent that the terms of the Shareholder Information Agreement conflict with the terms of this Agreement, the terms of the Shareholder Information Agreement shall control to the extent required by Rule 22c-2.


        13.13. Each Designated Portfolio agrees to consult in advance with the Company concerning any decision to elect or not to pass through the benefit of any foreign tax credits to the Designated Portfolio's shareholders pursuant to Section 853 of the Code.

        13.14. Each party represents that the execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been duly authorized by all necessary corporate or board action, as applicable, by such party and when so executed and delivered this Agreement will be the valid and binding obligation of such party enforceable in accordance with its terms. 13.15. The parties to this Agreement acknowledge and agree that this Agreement shall not be exclusive in any respect.


       IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the date specified above.

OM FINANCIAL LIFE INSURANCE COMPANY

By its authorized officer,

By:

Name:   Michael A. McGrath

Title:  SVP, General Counsel & Secretary

Date:   January 18, 2007

PIONEER VARIABLE CONTRACTS TRUST,
on behalf of the Designated Portfolios
By its authorized officer and not individually,

By:
Name:   Christopher Kelley
Title:  Secretary
Date:   January 17, 2007

PIONEER INVESTMENT MANAGEMENT, INC.
By its authorized officer,

Name:   Mark D. Goodwin
Title:  Executive Vice President and Chief Operations Officer
Date:   January 17, 2007


PIONEER FUNDS DISTRIBUTOR, INC.

By its authorized officer,

Name:   Dwight D. Jacobsen

Title:  Senior Vice President

Date:   January 17, 2007

        SCHEDULE A ACCOUNTS, CONTRACTS AND DESIGNATED PORTFOLIOS SUBJECT TO THE PARTICIPATION AGREEMENT

As of January 10, 2007


Name of Separate Account and Date    Contracts Funded by         Designated Portfolios and Class of Shares
Account and Date                     by Separate Account         Available to Contracts

Old Mutual Financial Network         Beacon Navigator Variable   Pioneer Cullen Value VCT II
Separate Account VA                  Annuity                     Pioneer Equity Income VCT II
                                                                 Pioneer Fund VCT II
                                                                 Pioneer Small Cap Value VCT II
                                                                 Pioneer High Yield VCT II
                                                                 Pioneer Strategic Income VCT II


                                   SCHEDULE B

  1.     ADMINISTRATIVE SERVICES

  Administrative services to Contract owners and participants shall be the responsibility of the Company and shall not be the responsibility of the Trust or PFD. The Company will provide properly registered and licensed personnel and any systems needed for all Contract owners servicing and support - for both fund and annuity and life insurance information and questions, including

                o Communicate all purchase, withdrawal, and exchange orders it receives from its customers to PFD

                o       Respond to Contract owner and participant inquiries

                o Delivery of both Trust and Contract Prospectuses as required under applicable law

                o Entry of transfers between Designated Portfolio objectives and characteristics

                o       Entry of transfers between Designated Portfolios

                o       Designated Portfolio balance and allocation inquiries;
                        and

                o       Mail Trust proxies


 2.     ADMINISTRATIVE SERVICE FEES

For the administrative services set forth above, PIM or any of its affiliates shall pay a servicing fee based on the annual rate of 0.25% of the average aggregate net daily assets invested in the Class II Shares of the Designated Portfolios through the Accounts at the end of each calendar quarter. Such payments will be made to the Company within thirty (30) days after the end of each calendar quarter. Such fees shall be paid quarterly in arrears. Each payment will be accompanied by a statement showing the calculation of the fee payable to the Company for the quarter and such other supporting data as may be reasonably requested by the Company. The Company will calculate the asset balance on each day on which the fee is to be paid pursuant to this Agreement with respect to each Designated Portfolio for the purpose of reconciling its calculation of average aggregate net daily assets with PIM's calculation. Annually (as of December 31) or upon reasonable request of PIM, Company will provide PIM a statement showing the number of subaccounts in each Class of Shares of each Designated Portfolio as of the most recent calendar quarter end.

 3.     12B-L DISTRIBUTION RELATED FEES (CLASS II SHARES ONLY)

In accordance with the Designated Portfolios' plans pursuant to Rule 12b-l under the Investment Company Act of 1940, PFD will make payments to the Company at an annual rate of 0.25% of the average daily net assets invested in the Class IT shares of the Designated Portfolios through the Accounts in each calendar quarter. PFD will make such payments to the Company within thirty (30) days after the end of each calendar quarter. Each payment will be accompanied by a statement showing the calculation of the fee payable to the Company for the quarter and such other supporting data as may be reasonably requested by the Company. The Rule 12b-l distribution related fees will be paid to the Company for as long as the Accounts own any Shares of a Designated Portfolio and (i) distribution services are being provided pursuant to this Agreement and (ii) a Rule 12b-l plan is in effect with respect to such Designated Portfolio.

                                    Exhibit I
                           To Participation Agreement

Procedures for Pricing and Order/Settlement Through National Securities Clearing Corporation's Mutual Fund Profile System and Mutual Fund Settlement, Entry and
                       Registration Verification System

1. As provided in Section 1.1 of the Participation Agreement, the parties hereby agree to provide pricing information, execute orders and wire payments for purchases and redemptions of Trust shares through National Securities Clearing Corporation ("NSCC") and its subsidiary systems as follows;

   (a) PFD or the Trust will furnish to Company or its affiliate through NSCC's Mutual Fund Profile System ("MFPS") (1) the most current net asset value information for each Designated Portfolio, (2) same day notice of the declaration of any income, dividends or capital gain distributions payable on the Shares of a Designated Portfolio, and (3) in the case of fixed income funds that declare daily dividends, the daily accrual or the interest rate factor. All such information shall be furnished to Company or its affiliate by 6:30 p.m. Eastern Time on each Business Day. "Business Day" shall mean any day on which the New York Stock Exchange, Inc. (the "NYSE") is open for trading and on which the Trust calculates its net asset value pursuant to the rules of the SEC. Changes in pricing information will be communicated to both NSCC and Company.

   (b) Upon receipt of Trust purchase, exchange and redemption instructions for acceptance as of the time at which a Designated Portfolio's net asset value is calculated as specified in such Designated Portfolio's prospectus ("Close of Trading") on each Business Day ("Instructions"), and upon its determination that there are good funds with respect to Instructions involving the purchase of Shares, Company or its affiliate will calculate the net purchase or redemption order for each Designated Portfolio. Orders for net purchases or net redemptions derived from Instructions received by Company or its affiliate prior to the Close of Trading on any given Business Day will be sent to the Defined Contribution Interface of NSCC's Mutual Fund Settlement, Entry and Registration Verification System ("FundSERV") by 5:00 a.m. Eastern Time on the next Business Day. Subject to Company's or its affiliate's compliance with the foregoing, Company or its affiliate will be considered the agent of PFD and the Designated Portfolios, and the Business Day on which Instructions are received by Company or its affiliate in proper form prior to the Close of Trading will be the date as of which shares of the Designated Portfolios are deemed purchased, exchanged or redeemed pursuant to such Instructions. Instructions received in proper form by Company or its affiliate after the Close of Trading on any given Business Day will be treated as if received on the next following Business Day. Dividends and capital gains distributions will be automatically reinvested at net asset value in accordance with the Designated Portfolio's then current prospectuses.

  (c) Company or its affiliate will wire payment for net purchase orders by the Trust's NSCC Firm Number, in immediately available funds, to an NSCC settling bank account designated by Trust or its aff1liate no later than 5 :00 p.m. Eastern time on the same Business Day such purchase orders are communicated to NSCC. For purchases of shares of daily dividend accrual funds, those shares will not begin to accrue dividends until the day the payment for those shares is received.

  (d) Trust will wire payment for net redemption orders, in immediately available funds, to an NSCC settling bank account designated by Company or its affiliate, by 5:00 p.m. Eastern Time on the Business Day such redemption orders are communicated to NSCC.

  (e) With respect to (c) above, if PFD does not send a confirmation of Company's or its affiliate's purchase or redemption order to NSCC by the applicable deadline to be included in that Business Day's payment cycle, payment for such purchases will be made the following Business Day.

  (f) If on any day Company or its affiliate, or PFD is unable to meet the NSCC deadline for the transmission of purchase or redemption orders, it may at its option transmit such orders and make such payments for purchases and redemptions directly to PFD or Company or its affiliate, as applicable, as is otherwise provided in the Agreement.

  (g) These procedures are subject to any additional terms in each Fund's prospectus and subject to the terms of the Agreement and the requirements of applicable law. The Funds reserve the right, at their discretion and without notice, to suspend the sale of shares or withdraw the sale of shares of any Fund subject to the conditions of Section 1.3 of the Participation Agreement to which this Exhibit I is attached.

2. Company or its affiliate, PFD and clearing agents (if applicable) are each required to have entered into membership agreements with NSCC and met all requirements to participate in the MFPS and FundSERV systems before these procedures may be utilized. Each party will be bound by the terms of their membership agreement with NSCC and will perform any and all duties, functions, procedures and responsibilities assigned to it and as otherwise established by NSCC applicable to the MFPS and FundSERV system and the Networking Matrix Level utilized.

3. Except as modified hereby, all other terms and conditions of the Agreement shall remain in full force and effect. Unless otherwise indicated herein, the terms defined in the Agreement shall have the same meaning as in this Exhibit.